EXHIBIT 99.1

Aug 31, 2021
(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 1.623.006
Accounts receivable, net	28.145.850
Accounts receivable - related party	3.128.877
Marketable securities	215.316
Inventory	3.841.719
Prepaid expenses and other current assets	5.700.664
Prepaid expenses and other current assets - related party	2.888.574
Operating lease right-of-use asset	954.780
Financing lease right-of-use asset	231.469

TOTAL CURRENT ASSETS	46.730.255

Property and equipment, net	2.058.293
Goodwill and intangible assets, net	209.929
Other assets	760.364
Deferred tax assets	283.068

TOTAL ASSETS	$ 50.041.909

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$ 14.614.393
Accounts payable and accrued expenses - related party	156.325
Accrued interest	924.799
Customer advances	46.818
Convertible notes payable, net of unamortized discount of $418,504 and $494,973, respectively	426.624
Derivative liability - convertible note	435.478
Notes payable	7.603.625
Notes payable - related party	433.521
Lines of credit	5.493.546
Loans payable - related party	708.344
Taxes payable	760.932
Operating lease liability, current portion	172.530
Financing lease liability, current portion	96.323
Other current liabilities	498.248

TOTAL CURRENT LIABILITIES	32.371.506

Share settled debt obligation	1.554.590
Notes payable - long term portion	10.235.503
Operating lease liability, net of current portion	767.853
Financing lease liability, net of current portion	151.839
Other liabilities	103.365
TOTAL LIABILITIES	45.184.656

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 100,000,000 shares authorized; 0 shares issued and outstanding as of August 31, 2021	-
Common stock, $0.001 par value; 300,000,000 shares authorized; 17,389,748 shares issued as of August 31, 2021	17.390
Additional paid-in capital	29.439.037
Treasury stock, 350,328 and 415,328 shares as of August 31, 2021	(611.204)
Accumulated deficit	(24.352.672)
Accumulated other comprehensive income	364.702

TOTAL STOCKHOLDERS’ EQUITY	4.857.253

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 50.041.909

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.